Exhibit 99
                                     Release:  IMMEDIATE
                                     For:    Comtex News Network
                                                (Symbol:  CMTX)
Contact:  Amber Gordon
          703-797-8011
          agordon@comtex.com

            COMTEX ESTABLISHES NEW RELATIONSHIP WITH
                 SILICON VALLEY BANK AND SECURES
                    REVOLVING LINE OF CREDIT

NEW YORK, NY - January 12, 2004 - Comtex News Network, Inc. (OTC
BB: CMTX), a leading wholesaler of electronic real-time news and content, today announced that it has selected Silicon Valley Bank
(SVB), the primary banking subsidiary of Silicon Valley Bancshares (Nasdaq: SIVB), for its principal banking relationship. In conjunction with this, Comtex has established an initial $1 million line of credit with SVB for working capital purposes.

     "We are very pleased to be working with Silicon Valley Bank, a leading provider of banking services in the technology industry, to further strengthen Comtex's financial foundation," said Steve Ellis, Comtex Chairman and CEO. "As our new management team works to enlarge our customer base and create more dynamic products, this banking relationship provides the Company with an increasingly solid financial base," added Mr. Ellis.

     "We look forward to providing financial support to Comtex as it revitalizes its operations and solidifies its competitive position in the dynamic online content market," said Michael Moretti, senior vice president, Silicon Valley Bank. "Our mission is to help emerging and established technology companies, such as Comtex, succeed by providing the diversified financial services that will help them grow and prosper."

About Comtex
Comtex is a leading wholesaler of real-time news and related content for the world's leading financial and business information distributors. With a specialization in the financial news and content marketplace, Comtex receives, enhances, combines, filters and distributes news and content received from more than 10,000 national and international news bureaus, agencies and publications. The resulting news and content products - with embedded stock tickers, key words, standardized metadata, uniform formatting and custom filters - are all designed to meet the exacting standards required by investment professionals. More information on the company can be found at www.comtex.com.


About Silicon Valley Bank
Silicon Valley Bank provides diversified financial services to emerging growth and mature companies in the technology and life sciences markets, as well as the premium wine industry. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients' success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves more than 9,500 clients across the country through 28 regional offices. More information on the company can be found at www.svb.com.


Please Note: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
                              # # #